UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2010

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KRISPY KREME DOUGHNUTS, INC.
(Exact name of registrant as specified in its charter)

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North Carolina	001-16485	56-2169715
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of incorporation)		No.)

370 Knollwood Street, Winston-Salem, North Carolina 27103
(Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 725-2981

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

     On June 22, 2010 Krispy Kreme Doughnuts, Inc. (the “Company”) held its Annual Meeting of Shareholders in Winston-Salem, North Carolina to consider and vote on the matters listed below. A total of 60,064,598 shares of the Company’s common stock were present or represented by proxy at the meeting. This represented approximately 89% of the Company’s 67,429,936 shares of common stock that were outstanding and entitled to vote at the meeting. Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders.

Election of Directors

     The shareholders of the Company elected each of the director nominees nominated by the Company’s Board of Directors as Class II directors with terms expiring in 2013. The voting results were as follows:

Name of Nominee	Votes For	Votes Withheld
Charles A. Blixt	31,723,574	10,119,430
Lynn Crump-Caine	31,735,942	10,107,062
Robert S. McCoy, Jr.	31,708,715	10,134,289

There were 18,221,594 broker non-votes for each director on this proposal.

Ratification of Appointment of Independent Registered Public Accounting Firm

     The shareholders of the Company ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2011. The voting results were as follows:

Votes For	Votes Against	Abstentions
59,340,495	522,829	201,274

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRISPY KREME DOUGHNUTS, INC.
Dated: June 23, 2010

	By:	/s/ Douglas R. Muir

Douglas R. Muir
Chief Financial Officer